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                                                                   Exhibit 10.as
                        SECOND AMENDMENT AND WAIVER TO
                     AMENDED AND RESTATED CREDIT AGREEMENT


          This Second Amendment and Waiver to Amended and Restated Credit Agreement (this "Amendment") effective as of the 19th day of April, 1999, among ZENITH ELECTRONICS CORPORATION, a Delaware corporation (the "Borrower"), the financial institutions listed on the signature pages hereof as Lenders (the "Lenders"), CITIBANK, N.A., as issuing bank (the "Issuing Bank") and CITICORP NORTH AMERICA, INC., as agent (the "Agent"),

                              W I T N E S S E T H:

          WHEREAS, the Borrower, the Lenders, the Issuing Bank and the Agent are parties to that certain Amended and Restated Credit Agreement dated as of June 29, 1998 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"); and

          WHEREAS, the Borrower's Subsidiaries, Zenco de Chihuahua, S.A. de C.V. ("Zenith Mexico") and Zenith Electronics Corporation of Texas ("Zenith Texas"), desire to sell to Kimball International Manufacturing, Inc. and certain of its subsidiaries (i) certain real property owned by Zenith Mexico located in Juarez, Mexico (the "Plant"), (ii) certain television cabinet manufacturing equipment owned by Zenith Mexico and/or Zenith Texas and located in Juarez, Mexico (the "Cabinet Line Equipment"), and (iii) certain contracts, licenses and permits, compute software, business records and other miscellaneous assets owned by Zenith Mexico and/or Zenith Texas, located in Juarez, Mexico and relating to the Plant and the Cabinet Line Equipment, in each case as more fully described in the draft Purchase Agreement (the "Purchase Agreement") attached hereto as Exhibit A (collectively, the "Juarez Assets"); and

          WHEREAS, the purchase price for the Juarez Assets will be approximately $23,750,000, subject to customary adjustments and deductions (the "Purchase Price"), and approximately $1,000,000 of such Purchase Price will be placed in escrow as required by the Purchase Agreement; and

          WHEREAS, a percentage of the Juarez Assets constitute Equipment leased pursuant to the Salomon Lease Transaction, and an equivalent percentage of the Purchase Price will be delivered to LGE to be applied to reduce the Subrogation Obligations owed to LGE (the "LGE Payment"); and

          WHEREAS, the Borrower hereby represents and warrants to the Agent and the Lenders that none of the Juarez Assets are Collateral of the Agent and the Lenders; and

          WHEREAS, in connection with or after the sale of the Juarez Assets, the Borrower intends to liquidate Zenith Mexico; and

          WHEREAS, the sale of the Juarez Assets by Zenith Mexico and Zenith Texas is prohibited pursuant to Section 7.7(b) of the Credit Agreement, the LGE Payment is prohibited pursuant to Section 7.18 of the Credit Agreement, and the liquidation of Zenith Mexico may be prohibited pursuant to Section 7.7(a) of the Credit Agreement; and
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          WHEREAS, the Borrower has requested that the Agent, the Issuing Bank, and the Lenders waive the requirements of Section 7.7(a), Section 7.7(b) and
Section 7.18 of the Credit Agreement with respect to the liquidation of Zenith Mexico, the sale of the Juarez Assets, and the making of the LGE Payment, on the terms set forth herein; and

          WHEREAS, the Borrower has also requested that the term of the Credit Agreement be extended and that certain other provisions of the Credit Agreement be amended; and

          WHEREAS, the Agent, the Issuing Bank and the Lenders have agreed to the requested waivers, extension and other amendments on the terms and conditions set forth herein;

     NOW THEREFORE, in consideration of the foregoing premises and other good and valuable consideration paid by each party to the other, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

     1   Amendments to Article 1.
         -----------------------

     (a) Article 1 of the Credit Agreement, Definitions, is hereby amended by
                                            -----------
deleting the definitions of  "Available Letter of Credit Amount",  "Letter of
                              ---------------------------------     ---------
Credit Commitment" and "Maturity Date"  set forth therein in their entirety and
-----------------       -------------
substituting the following, respectively,  in their place:

               ""Available Letter of Credit Amount" shall mean, as of any
                 ---------------------------------
          particular time, an amount equal to the lesser of (a) $45,000,000, and
          (b) the Available Commitment.

               "Letter of Credit Commitment" shall mean the several obligations
                ---------------------------
          of the Issuing Banks to issue Letters of Credit in an aggregate face amount from time to time not to exceed $45,000,000.

               "Maturity Date" shall mean August 31, 1999, or such earlier date
                -------------
          as payment of the Loans shall be due (whether by acceleration or otherwise)."

     (b) Article 1 of the Credit Agreement, Definitions, is hereby further
                                            -----------
amended by deleting clause (a) of the definition of "Borrowing Base" set forth
                                                     --------------
therein in its entirety and substituting the following in its place:

               "(a) (i)up to 80% of the remainder of Eligible Accounts less the Warranty/Advertising Reserve, plus (ii) up to 50% of the aggregate
                                        ----
          undrawn face amount of Eligible Letters of Credit; plus"
                                                             ----

     (c) Article 1 of the Credit Agreement, Definitions, is hereby further
                                            -----------
amended by adding the following new definition of "Eligible Letter of Credit" in
                                                  --------------------------
appropriate alphabetical order thereto:

               "'Eligible Letter of Credit' shall mean a documentary letter of
                 -------------------------
          credit issued by an Issuing Bank on behalf of the Borrower from time to time in accordance with Section 2.15 hereof to support the purchase by the Borrower of first quality finished goods (which may include color television picture tubes) Inventory in the ordinary course of business and that provides that all draws thereunder must require (a) presentation of
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          customary documentation (including, as applicable, commercial invoices, packing lists, certificates of origin, airway bills, customs clearing documents, bills of exchange, bills of lading, dock warrants, dock receipts, warehouse receipts or other documents of title) in form and substance reasonably satisfactory to the Issuing Bank, and (b) passage of title to such Inventory to the Borrower. Any such letter of credit shall cease to be an "Eligible Letter of Credit" at such time as the Inventory purchased thereunder becomes Eligible Inventory."

     2   Amendments to Exhibits.  Exhibit C to the Credit Agreement, "Form of
         ----------------------
Borrowing Base Certificate", is hereby deleted in its entirety and Exhibit C attached hereto is substituted in its place.

     3   Waiver.  The Agent, the Issuing Bank and the Lenders hereby waive the
         ------
provisions of (a) Section 7.7(a) of the Credit Agreement with respect to the liquidation of Zenith Mexico, (b) Section 7.7(b) of the Credit Agreement with respect to the sale of the Juarez Assets, and (c) Section 7.18 of the Credit Agreement with respect to the making of the LGE Payment to reduce the Subrogation Obligations; provided that (i) the sale of the Juarez Assets occurs on terms substantially similar to the terms set forth in the Purchase Agreement,
(ii) the Borrower delivers to the Agent a copy of the closing statement and the final documentation for the Juarez Assets sale promptly upon the consummation thereof, and (iii) the aggregate amount of cash received by Zenith Texas and Zenith Mexico for the Juarez Assets (net of reasonable and customary transaction costs properly attributable to such transaction, including taxes and the LGE Payment) shall on the date of such sale be distributed to the Borrower and paid by the Borrower to the Lenders as a mandatory payment of the Revolving Loans. The Commitment shall not be reduced by the amount of the mandatory payment due hereunder.

     4    No Other Amendment or Waiver.  Except for the amendments and waiver
          ----------------------------
expressly set forth above, the text of the Credit Agreement and all other Loan Documents shall remain unchanged and in full force and effect. The Borrower acknowledges and expressly agrees that the Lenders reserve the right to, and do in fact, require strict compliance with all terms and provisions of the Credit Agreement and the other Loan Documents.

     5   Representations and Warranties.  The Borrower hereby represents and
         ------------------------------
warrants in favor of the Agent, the Issuing Bank, and each Lender, as follows:

          (a) the Borrower has the corporate power and authority (i) to enter into this Amendment, and (ii) to do all acts and things as are required or contemplated hereunder to be done, observed and performed by it;

          (b) this Amendment has been duly authorized, validly executed and delivered by one or more authorized signatories of the Borrower, and constitutes the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms;

          (c) the execution and delivery of this Amendment and performance by the Borrower under the Credit Agreement, as amended hereby, do not and will not require the consent or approval of any regulatory authority or governmental authority or agency having jurisdiction over the Borrower which has not already been obtained, nor contravene or conflict with the charter documents of the Borrower, or the provisions of any statute, judgment, order, indenture, instrument, agreement or

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     undertaking, to which the Borrower is a party or by which any of its properties are or may become bound; and

          (d) as of the date hereof, and after giving effect to this Amendment
     (i) no Default or Event of Default exists under the Credit Agreement or is caused by this Amendment, and (ii) each representation and warranty set forth in Article 4 of the Credit Agreement is true and correct, except (x) to the extent previously fulfilled in accordance with the terms of the Credit Agreement, as amended hereby, and (y) to the extent specifically relating to the Agreement Date.

     6   Loan Document.  This Amendment shall be deemed to be a Loan Document
         -------------
for all purposes.

     7   Expenses.  The Borrower agrees to pay all reasonable expenses of the
         --------
Agent incurred in connection with this Amendment, including, without limitation, all reasonable fees and expenses of counsel to the Agent.

     8   Counterparts.  This Amendment may be executed in multiple counterparts,
         ------------
each of which shall be deemed to be an original and all of which, taken together, shall constitute one and the same agreement. Delivery of an executed counterpart of this Amendment by facsimile transmission shall be as effective as delivery of a manually executed counterpart hereof.

     9   Governing Law.  This Amendment shall be deemed to be made pursuant to
         -------------
the laws of the State of New York with respect to agreements made and to be performed wholly in the State of New York, and shall be construed, interpreted, performed and enforced in accordance therewith.

     10   Definitions.  All capitalized terms not otherwise defined herein shall
          -----------
have the meanings set forth in the Credit Agreement.

     11   Effectiveness.  This Amendment shall be effective as of the date first
          -------------
set forth above upon the Agent's receipt of (a)(i) an amendment fee (for the account of the Lenders on a pro rata basis in accordance with their Commitment Ratios) in the amount of one-eighth of one percent (0.125%) of the Commitment, and (ii) a counterpart hereof duly executed by the Borrower and each of the Lenders, and (b)(i) a duly executed copy of a Third Amendment to Note Agreement which extends the maturity of the LGE Debt to August 31, 1999, (ii) a duly executed fourth amendment to each Subordination Agreement, (iii) a Secretary's Certificate attaching the resolutions of the Borrower's board of directors approving this Amendment, and (iv) such other documents executed by the Borrower as the Agent may reasonably require, in each case in form and substance reasonably acceptable to the Agent.



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          IN WITNESS WHEREOF, the parties hereto have executed this Amendment or caused it to be executed by their duly authorized officers, effective as of the day and year first written above.

BORROWER:           ZENITH ELECTRONICS CORPORATION


                    By:______________________________________________
                    Name: Edward J. McNulty
                    Its: Senior Vice President and Chief Financial Officer

AGENT:              CITICORP NORTH AMERICA, INC.


                    By:_______________________________________
                    Name:_John Podkowsky
                    Its: Managing Director

ISSUING BANK:       CITIBANK, N.A.


                    By:_______________________________________
                    Name:_John Podkowsky
                    Its: Managing Director


LENDERS:            CITICORP USA, INC.


                    By:_______________________________________
                    Name:_John Podkowsky
                    Its: Managing Director



                    BANK BOSTON, N.A.


                    By:_____________________________________________
                    Name:_Shawn R. Foster
                    Its: Vice President


                    HELLER FINANCIAL, INC.


                    By:_____________________________________________
                    Name: Albert J. Forzano
                    Its: Vice President


                    BNY FINANCIAL CORPORATION

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                    By:__________________________________________
                    Name:_Frank Imperati
                    Its:  Senior Vice President


                    FLEET BUSINESS CREDIT CORPORATION (f/k/a
                    Sanwa Business Credit Corporation)


                    By:___________________________________________
                    Name: Victor A. Alarcon
                    Its: Vice President


                    TRANSAMERICA BUSINESS CREDIT CORPORATION


                    By:___________________________________________
                    Name: Michael S. Burns
                    Its: Senior Vice President


                    FOOTHILL CAPITAL CORPORATION

                    By:___________________________________________
                    Name: Michael P. Baranowski
                    Its: Vice President



Exhibit A - Purchase Agreement
Exhibit C- Form of Borrowing Base Certificate

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